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                                                                  Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-41474 and File No. 333-85287) and on Forms S-8 (File No. 333-36014) of Nhancement Technologies Inc. of our report dated December 19, 2000, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
January 12, 2001